Exhibit 5.2

Jolie Kahn, Esq.

430 Park Ave., 19th floor

New York, NY 10022

January 9, 2026

AVAX One Technology, Ltd.

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AVAX One Technology, Ltd., a British Columbia corporation (the “Company”), in connection with the shelf registration statement (File No. 333-291977) on Form S-3, originally filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time by the Company of the following securities of the Company: (i) common stock, no par value per share (“Common Stock”); (ii) shares of preferred stock, no par value per share (“Preferred Stock”), which may be issued in one or more series; (iii) warrants (“Warrants”) to purchase shares of Common Stock or Preferred Stock which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”); (iv) units containing any of the above (“Units”); and (v) such indeterminate number of shares of Common Stock or Preferred Stock, as may be issued upon conversion, exchange or exercise of any Preferred Stock, Units, or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Units, Warrants, and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement;

(ii)	the Amended and Restated Charter of the Company, as amended, as certified by the Secretary of the Province of British Columbia and as certified by the Secretary of the Company (the “Certificate of Incorporation”);

(iii)	the Amended and Restated By-laws of the Company, as currently in effect and as certified by the Secretary of the Company (the “By-laws”);

(iv)	a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on August 9, 2022, relating to the registration of the Offered Securities, as adopted by unanimous written consent.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, will have been duly organized and be validly existing in good standing, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect thereof on such parties.

We have also assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, and that such choice is a valid and legal provision. We have assumed the Warrant Agreements, will be duly authorized, executed and delivered by the Warrant Agents, the Warrants, that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Warrant Agent. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the Business Corporations Law of the Province of British Columbia (the “BCBCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

With respect to any Warrants or Units offered by the Company, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), or Units (the “Offered Units”) when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants or Offered Units, as the case may be, has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants or Offered Units, as the case may be, are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants or Offered Units, as the case may be, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants or Offered Units, as the case may be, and the Offered Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants or Unit Agreement for the Offered Units, as the case may be, has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement or the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants Unit or Offered Units, as the case may be, have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement or Unit Agreement as the case may be and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Offered Warrants duly issued upon conversion, exchange or exercise of any Preferred Stock) or Units, as the case may be, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement or Unit Agreement as the case may be and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Jolie Kahn